                                                                    EXHIBIT 10.5

                                     FORM OF

                        MANAGEMENT STOCKHOLDERS AGREEMENT

                         DATED AS OF JANUARY ____, 2004

                                      among

                              CPI ACQUISITION CORP.

                    CYPRESS MERCHANT BANKING PARTNERS II L.P.

                        CYPRESS MERCHANT BANKING II C.V.

                            55TH STREET PARTNERS L.P.

                            CYPRESS SIDE-BY-SIDE LLC

                                       and

                    THE MANAGEMENT STOCKHOLDERS NAMED HEREIN

                                TABLE OF CONTENTS

                                                                                                PAGE
                                                                                                ----
ARTICLE I DEFINITIONS......................................................................       2

         Section 1.1.   Definitions........................................................       2

ARTICLE II CERTAIN RESTRICTIONS ON TRANSFERS...............................................       6

         Section 2.1.   Transfers in Accordance with this Agreement........................       6
         Section 2.2.   Transfer Restriction Period........................................       7
         Section 2.3.   Share Register.....................................................       7
         Section 2.4.   Transfers to Permitted Transferees.................................       7
         Section 2.5.   Tag-Along Right....................................................       7
         Section 2.6.   Drag-Along Right...................................................       8

ARTICLE III ADDITIONAL RIGHTS AND OBLIGATIONS OF MANAGEMENT STOCKHOLDERS AND THE COMPANY...       9

         Section 3.1.   Right of First Refusal.............................................       9
         Section 3.2.   Registration Rights................................................      10
         Section 3.3.   Call Rights........................................................      10
         Section 3.4.   Covenant Not to Compete; Non-Solicitation..........................      12
         Section 3.5.   Confidential Information...........................................      14
         Section 3.6.   Representations and Warranties of the Management Stockholders......      15

ARTICLE IV MISCELLANEOUS...................................................................      16

         Section 4.1.   No Inconsistent Agreements.........................................      16
         Section 4.2.   Voting Agreement...................................................      16
         Section 4.3.   Employment by the Company..........................................      17
         Section 4.4.   Taxes..............................................................      17
         Section 4.5.   Successors and Assigns.............................................      17
         Section 4.6.   No Waivers, Amendments.............................................      17
         Section 4.7.   Notices............................................................      18
         Section 4.8.   Term of Agreement..................................................      19
         Section 4.9.   Inspection.........................................................      19
         SECTION 4.10.   GOVERNING LAW; SUBMISSION TO JURISDICTION.........................      19
         Section 4.11.   Section Headings..................................................      19
         Section 4.12.   Entire Agreement..................................................      19
         Section 4.13.   Severability......................................................      20
         Section 4.14.   Counterparts......................................................      20
         Section 4.15.   Parties in Interest...............................................      20
         Section 4.16.   Enforcement; Further Assurances...................................      20
         Section 4.17.   Advice of Counsel.................................................      20

ARTICLE I DEFINITIONS......................................................................       1

         Section 1.1.   Definitions........................................................       1

ARTICLE II REGISTRATION RIGHTS.............................................................       2

         Section 2.1.   Piggy-Back Registration............................................       2
         Section 2.2.   Reduction of Offering..............................................       2

ARTICLE III REGISTRATION PROCEDURES........................................................       3

         Section 3.1.   Filings; Information...............................................       3
         Section 3.2.   Registration Expenses..............................................       6

ARTICLE IV INDEMNIFICATION AND CONTRIBUTION................................................       6

         Section 4.1.   Indemnification by the Company.....................................       6
         Section 4.2.   Indemnification by Holders of Registrable Securities...............       7
         Section 4.3.   Conduct of Indemnification Proceedings.............................       7
         Section 4.4.   Contribution.......................................................       8

ARTICLE V MISCELLANEOUS....................................................................       9

         Section 5.1.   Participation in Underwritten Registrations........................       9
         Section 5.2.   Rule 144...........................................................       9
         Section 5.3.   Holdback Agreements................................................      10
         Section 5.4.   Other Registration Rights..........................................      10

SCHEDULES

Schedule I        Management Stockholders
Schedule II       Senior Managers

EXHIBITS

Exhibit A         Management Stockholder Form of Agreement to be Bound
Exhibit B         Permitted Transferee Form of Agreement to be Bound
Exhibit C         Registration Rights
Exhibit D         Form of Consent of Spouse

                        MANAGEMENT STOCKHOLDERS AGREEMENT

                  MANAGEMENT STOCKHOLDERS AGREEMENT dated as of January __, 2004 (this "Agreement") among CPI Acquisition Corp., a Delaware corporation (the "Company"), Cypress Merchant Banking Partners II L.P., a Delaware limited partnership ("Cypress Onshore"), Cypress Merchant Banking II C.V., a Netherlands limited partnership ("Cypress Offshore"), 55th Street Partners II L.P., a Delaware limited partnership ("Cypress 55th Street"), Cypress Side-by-Side LLC, a Delaware limited liability company ("Cypress Side-by-Side," and together with Cypress Onshore, Cypress Offshore, Cypress 55th Street, "Cypress"), and certain management stockholders of the Company listed on Schedule I hereto (each such management stockholder, together with any other management stockholder who shall become a party to this Agreement by executing and delivering to the Company an instrument in form of Exhibit A hereto, or otherwise reasonably satisfactory to the Company, agreeing to be bound hereby as a "Management Stockholder" is hereinafter referred to as a "Management Stockholder"). Capitalized terms used but not otherwise defined herein have the meanings given to them in the Merger Agreement (as hereinafter defined).

                                   WITNESSETH:

                  WHEREAS, the Company acquired Communications & Power Industries Holding Corporation ("Holding") pursuant to an Agreement and Plan of Merger, dated as of November 17, 2003 (the "Merger Agreement"), among Holding, the Company, CPI Merger Sub Corp., a Delaware corporation and wholly-owned Subsidiary (as hereinafter defined) of the Company prior to the Merger (as hereinafter defined) ("Merger Sub"), and Green Equity Investors II L.P., as Securityholders' Representative, pursuant to which Merger Sub merged with and into Holding on the date hereof with Holding as the surviving corporation (the "Merger") and a wholly-owned Subsidiary of the Company;

                  WHEREAS, in connection with the Merger, certain Management Stockholders have entered into Option Rollover Agreements with the Company, each such agreement dated as of the date hereof, pursuant to which the Company agreed to convert certain options to acquire shares of Holding held by each such Management Stockholder prior to the Merger into options to acquire Shares (as hereinafter defined) ("Rollover Options");

                  WHEREAS, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Shares and to provide for certain rights and obligations and other agreements in respect of the Shares and the Company, all as hereinafter provided.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

                  "Affiliate", as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities (the ownership of more than 50% of the voting securities of an entity shall for purposes of this definition be deemed to be "control"), by contract or otherwise.

                  "Agreement" shall have the meaning set forth in the preamble of this Agreement.

                  "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks located in New York City are authorized or required to be closed.

                  "Buyout Notice" shall have the meaning set forth in Section
2.6.

                  "Call Exercise Notice" shall have the meaning set forth in
Section 3.3(b).

                  "Call Right" shall have the meaning set forth in Section
3.3(a).

                  "Call Right Period" shall have the meaning set forth in
Section 3.3(a).

                  "Cause" shall mean (i) the Management Stockholder's continued failure to perform such Management Stockholder's duties (other than as a result of total or partial incapacity due to physical or mental illness) which is not cured for a period of 10 days following written notice by the Company or its Affiliates to the Management Stockholder of such failure, (ii) conviction or plea of guilty or no contest to a (x) felony, or (y) crime involving moral turpitude or the property or business of the Company or its Affiliates, (iii) willful malfeasance or willful misconduct in performance of duties to the Company or its Affiliates, or (iv) breach by the Management Stockholder of the material terms of any non-compete, non-solicitation or confidentiality provisions of this Agreement.

                  "Change of Control" shall mean (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than Cypress or its Affiliates, or (ii) any person or group, other than Cypress or its Affiliates, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise and Cypress or its Affiliates ceases to control the board of directors of the Company.

                  "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

                  "Company" shall have the meaning set forth in the preamble of this Agreement.

                  "Company Call Right" shall have the meaning set forth in
Section 3.3(a).

                  "Company Call Right Period" shall have the meaning set forth in Section 3.3(a).

                  "Competitive Business" shall have the meaning set forth in
Section 3.4(b).

                  "Confidential Information" shall have the meaning set forth in
Section 3.5(c).

                  "Contract Date" shall have the meaning set forth in Section 3.1(d).

                  "Cypress" shall have the meaning set forth in the preamble of this Agreement.

                  "Cypress Call Right" shall have the meaning set forth in
Section 3.3(a).

                  "Cypress Call Right Period" shall have the meaning set forth in Section 3.3(a).

                  "Cypress Onshore" shall have the meaning set forth in the preamble of this Agreement.

                  "Cypress Offshore" shall have the meaning set forth in the preamble of this Agreement.

                  "Cypress Side-by-Side" shall have the meaning set forth in the preamble of this Agreement.

                  "Cypress 55th Street" shall have the meaning set forth in the preamble of this Agreement.

                  "Employment Agreement" shall mean an employment agreement between a Management Stockholder and the Company or any of its Subsidiaries that is in effect as of the date hereof and continues to be effective thereafter in accordance with its terms.

                  "Employment" shall mean (i) a Management Stockholder's employment if the Management Stockholder is an employee of the Company or any of its Affiliates, (ii) a Management Stockholder's services as an non-employee director, if the Management Stockholder is a non-employee member of the board of directors of the Company or an Affiliate or (iii) a Management Stockholder's services as an independent contractor, vendor or third-party service provider, if the Management Stockholder is an independent contractor, vendor or third-party service provider to the Company or any of its Affiliates; provided, however, that unless otherwise determined by a committee of the board of directors of the Company, a change in a

Management Stockholder's status from employee to a consultant shall constitute a termination of employment hereunder.

                  "Exchange Act" shall mean the United States Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Fair Market Value" shall mean (i) if there is a public market for the Shares on such date, the average of the high and low closing bid prices of the Common Stock on such stock exchange on which the Shares are principally trading on the date in question, or, if there were no sales on such date, on the closest preceding date on which there were sales of Common Stock, or (ii) if there is no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the board of directors of the Company; provided that if the relevant Management Stockholder disagrees with the board of directors' determination, he or she may require the Company to retain an independent investment banker to determine the fair market value, which determination shall be binding on such Management Stockholder and the Company. The Company will bear the cost of such appraisal, unless the appraised value is 110% or less of the board of directors' determination of the fair market value, in which case the Management Stockholder will bear the cost of such appraisal.

                  "First ROFR Option Period" shall have the meaning set forth in
Section 3.1(b).

                  "HSR" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Holding" shall have the meaning set forth in the recitals of this Agreement.

                  "Initial Public Offering" shall mean the initial Public Offering (other than pursuant to a registration statement on Form S-8 (or comparable form for a private issuer or otherwise relating to equity securities issuable under any employee benefit plan)) of the Common Stock.

                  "Lapse Date" shall have the meaning set forth in Section 2.1.

                  "Majority Management Stockholders" shall mean, at any time, Management Stockholders and their Permitted Transferees holding a majority of the number of Shares (including any Shares issuable upon the conversion, exchange or exercise of Share Equivalents) then outstanding and held by the Management Stockholders and their Permitted Transferees.

                  "Management Stockholder" shall have the meaning set forth in the preamble of this Agreement.

                  "Merger" shall have the meaning set forth in the recitals of this Agreement.

                  "Merger Agreement" shall have the meaning set forth in the recitals of this Agreement.

                  "Merger Sub" shall have the meaning set forth in the recitals of this Agreement.

                  "Offer" shall have the meaning set forth in Section 3.1(a).

                  "Offered Securities" shall have the meaning set forth in
Section 3.1(a).

                  "Offering Notice" shall have the meaning set forth in Section 3.1(a).

                  "Offeror" shall have the meaning set forth in Section 3.1(a).

                  "Permitted Transferee" shall mean: (i) with respect to Cypress, (a) any Affiliate (other than an individual), any general or limited partner, member, director, officer or employee of Cypress (or its Permitted Transferees), (b) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of Cypress (or its Permitted Transferees), (c) for estate planning purposes, any trust, the beneficiaries of which include only Permitted Transferees referred to in clauses (a), (b) and (c) and spouses and lineal descendants of Permitted Transferees referred to in clause (a), (d) a corporation, partnership or other entity, a majority of the equity of which is owned and controlled by Cypress (or its Permitted Transferees) and (e) any bank or financial institution to which a bona fide pledge of Shares is made, provided that immediately following any foreclosure upon such pledged Shares, such bank or financial institution shall cease to be a Permitted Transferee for all purposes of this Agreement; and (ii) with respect to any Management Stockholder,
(a) in the event of such Management Stockholder's death, the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of such Management Stockholder (or their Permitted Transferees), (b) such Management Stockholder's spouse and lineal descendants and (c) trusts, partnerships, limited liability companies or other entities of which such Management Stockholder and/or such Management Stockholder's spouse or lineal descendants are the sole owners and beneficiaries; provided, further that any such Permitted Transferee referred to in the foregoing clauses agrees in writing to be bound by the terms of this Agreement in accordance with Section 2.4.

                  "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, limited liability company, unincorporated association, joint venture or other entity of whatever nature.

                  "Public Offering" shall mean any public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act.

                  "Qualified Public Offering" shall mean the first firm commitment underwritten Public Offering that results in a number of shares sold in such Public Offering equal to at least 20% of the issued and outstanding shares of Common Stock following such Public Offering.

                  "Restricted Period" shall have the meaning set forth in
Section 3.4(a).

                  "ROFR Option Periods" shall have the meaning set forth in
Section 3.1(b).

                  "Rollover Options" shall have the meaning set forth in the recitals of this Agreement.

                  "Second ROFR Option Period" shall have the meaning set forth in Section 3.1(b).

                  "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Selling Management Stockholders" shall have the meaning set forth in Section 3.1(a).

                  "Senior Manager" shall mean each of the persons listed on
Schedule II hereto.

                  "Share Equivalents" shall mean securities of any kind (including "phantom" securities) issued by the Company convertible into or exchangeable for Shares or options, warrants or other rights to purchase or subscribe for Shares or securities convertible into or exchangeable for Shares.

                  "Shares" shall mean, with respect to any Stockholder, any and all shares of Common Stock, whether now owned or hereafter acquired (including upon exercise of options, preemptive rights or otherwise), held by such Stockholder.

                  "Stockholder" shall mean each of Cypress and the Management Stockholders.

                  "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar function at the time directly or indirectly owned by such Person.

                  "Third Party" shall mean any prospective Transferee of Shares (other than the Company) that is not a Permitted Transferee of the Stockholder proposing the Transfer of such Shares to such prospective Transferee.

                  "Transfer" shall have the meaning set forth in Section 2.1.

                  "Transferee" shall mean any Person who or which acquires Shares from a Management Stockholder or a Transferee (including Permitted Transferees) of a Management Stockholder subject to this Agreement.

                                   ARTICLE II

                        CERTAIN RESTRICTIONS ON TRANSFERS

                  Section 2.1. Transfers in Accordance with this Agreement. No Management Stockholder (or Permitted Transferee of a Management Stockholder) shall, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber, or otherwise dispose of, all or any portion of any Shares or any economic interest therein (including without limitation by means of any participation or swap transaction) (each, a "Transfer") to any Person unless this Agreement expressly permits such Transfer. Any attempt to Transfer any Shares in violation of the terms of this Agreement shall be null and void, and neither the Company nor any transfer agent shall register upon its books any Transfer of Shares by a Management Stockholder to any Person except a Transfer in accordance with this Agreement.

                  Section 2.2. Transfer Restriction Period. No Management Stockholder (or Permitted Transferee of a Management Stockholder) shall Transfer any Shares prior to the earliest to occur of (i) a Qualified Public Offering,
(ii) the occurrence of a Change of Control and (iii) the seventh anniversary of the date hereof (the earliest of such dates being referred to as the "Lapse Date"); provided that any Transfer of Shares by a Management Stockholder (or Permitted Transferee of a Management Stockholder) to the Company or Cypress (and its Permitted Transferees) or pursuant to Section 2.5 or 2.6 shall be permitted at any time after the date hereof.

                  Section 2.3. Share Register. A copy of this Agreement shall be kept with the records of the Company, and the share register of the Company shall, so long as it is true, contain a notation, with respect to all Shares subject to this Agreement reading substantially as follows:

                  THE SHARES OF CPI ACQUISITION CORP. (THE "COMPANY") HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  THESE SHARES ALSO ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE MANAGEMENT STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY __, 2004, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY. NO TRANSFER OF SUCH SHARES WILL BE MADE ON THE SHARE REGISTER OF THE COMPANY OR OTHERWISE BE EFFECTIVE UNLESS THE BOARD OF DIRECTORS OF THE COMPANY IS SATISFIED THAT THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

                  Section 2.4. Transfers to Permitted Transferees. None of the restrictions contained in this Agreement with respect to Transfers of Shares (other than Sections 2.2, 2.3 and 2.4(b)) shall apply to any Transfer of Shares by any Management Stockholder to a Permitted Transferee of such Management Stockholder; provided that prior to any such Transfer, such Permitted Transferee shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument in the form of Exhibit B hereto or otherwise reasonably satisfactory to the Company agreeing to be bound hereby as a Permitted Transferee of such Management Stockholder.

                  Section 2.5. Tag-Along Right. (a) If at any time prior to a Qualified Public Offering Cypress (and/or its Permitted Transferees) proposes to Transfer, in one or a series of related transactions, more than 25% of the Shares then held by Cypress (and its Permitted Transferees) to a Third Party, then Cypress shall send written notice to the Management Stockholders (and their Permitted Transferees) which shall state (i) that Cypress and/or its Permitted Transferees desires to make such a Transfer, (ii) the identity of the Third Party and the number of Shares proposed to be sold or otherwise transferred,
(iii) the proposed purchase price per Share to be paid and the other material terms and conditions of such Transfer and (iv) the projected closing date of such Transfer, which in no event shall be prior to 15 days after the giving of such written notice to the Management Stockholders.

                  (b) For a period of 15 days after the giving of the notice pursuant to clause (a) above, each Management Stockholder (and his/her Permitted Transferees) shall have the right to sell to the Third Party in such Transfer at the same price and upon the same terms and conditions as Cypress (and/or its Permitted Transferees) (which may include making representations or providing indemnities; provided, however, that in no event shall any Management Stockholder (or his/her Permitted Transferees) be required to make any representations or provide any indemnities (i) other than on a proportionate basis or (ii) with respect to matters relating solely to Cypress (and/or its Permitted Transferees), such as representations as to title to Shares to be transferred by Cypress (or its Permitted Transferees)) that percentage of the total number of Shares held by such Management Stockholder equal to the percentage of the total number of Shares then held by Cypress (and its Permitted Transferees) to be Transferred to such Third Party.

                  (c) The rights of the Management Stockholders (and their Permitted Transferees) under Section 2.5(b) shall be exercisable by delivering written notice thereof, prior to the expiration of the 15-day period referred to in clause (b) above, to Cypress with a copy to the Company. The failure of any Management Stockholder (or his/her Permitted Transferees) to respond within such period to Cypress shall be deemed to be a waiver of such non-responding party's rights under this Section 2.5 with respect to that Transfer, so long as such Transfer takes place on the terms and conditions contained in the notice pursuant to clause (b) above within a period of 180 days following the expiration of such 15-day period.

                  Section 2.6. Drag-Along Right. If at any time prior to a Qualified Public Offering Cypress (and/or its Permitted Transferees) proposes to sell or causes the sale of, in one or a series of related transactions, more than 25% of the Shares then held by Cypress to a Third Party, then Cypress shall have the right to deliver a written notice (a "Buyout Notice") to each Management Stockholder (and his/her Permitted Transferees) which shall state (i) that Cypress proposes to effect such transaction, (ii) the identity of the Third Party and the proposed purchase price per Share to be paid and any other material terms and conditions, and (iii) the projected closing date of such sale. Each Management Stockholder (and his/her Permitted Transferees) agrees that, upon receipt of a Buyout Notice, such Management Stockholder (and his/her Permitted Transferees) shall be obligated to sell in such transaction the same percentage of the Shares held by such Management Stockholder (and his/her Permitted Transferees) as Cypress and its Permitted Transferees propose to sell upon the terms and conditions of such transaction (and otherwise take all necessary action to cause consummation of the proposed transaction); provided that in no event shall any Management Stockholder (or his/her Permitted Transferees) be required to make any representations or provide any indemnities
(A) other than on a proportionate basis and (B) with respect to matters relating solely to Cypress (and/or its Permitted Transferees), such as representations as to title to Shares to be transferred by Cypress (or its Permitted Transferees).

                                  ARTICLE III

                        ADDITIONAL RIGHTS AND OBLIGATIONS
                   OF MANAGEMENT STOCKHOLDERS AND THE COMPANY

                  Section 3.1. Right of First Refusal.

                  (a) Right. At any time following the Lapse Date and prior to a Qualified Public Offering, if any Management Stockholder (and/or his/her Permitted Transferees) proposes to Transfer Shares then held by such Management Stockholder (and his/her Permitted Transferees) to any Person (other than a Permitted Transferee), and such Management Stockholder (together with his/her Permitted Transferees, a "Selling Management Stockholder") has received an arm's length offer (the "Offer") to purchase all or any portion of his/her Shares (the "Offered Securities") from any Person (the "Offeror") which the Selling Management Stockholder wishes to accept, such Selling Management Stockholder shall cause the Offer to be reduced to writing and shall notify the Company and Cypress in writing of his/her wish to accept the Offer (the "Offering Notice"). The Offering Notice shall contain an irrevocable offer to sell the Shares to the Company and Cypress at a price equal or equivalent (as determined in the manner set forth in Section 3.1(b)(i) below) to the price contained in, and otherwise on the same terms and conditions of, the Offer and shall be accompanied by a copy of the Offer (which shall identify the Offeror).

                  (b)      Rightholder Option; Exercise.

                           (i) For a period of 15 Business Days after the date upon which the Company shall have received the Offering Notice (the "First ROFR Option Period"), the Company shall have the right to elect to purchase the Offered Securities either (A) at the same price and on the same terms and conditions as the Offer or (B) if the Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent cash price, determined in good faith by the board of directors of the Company. If the Company does not subscribe for all of the Offered Securities pursuant to this Section 3.1(b) or if it fails to exercise such right during the First ROFR Option Period, then Cypress shall have the right to purchase the Offered Securities on the terms and conditions set forth above for a period commencing on the date of the expiration of the First ROFR Option Period and ending 15 Business Days thereafter (the "Second ROFR Option Period" and, together with the First ROFR Option Period, the "ROFR Option Periods"). If Cypress does not subscribe for all of the Offered Securities pursuant to this Section 3.1(b), then the Selling Management Stockholder may, Transfer all of the Offered Securities to the Offeror in accordance with Section 3.1(d).

                           (ii) The right of the Company or Cypress, as the case may be, to purchase the Offered Securities under Section 3.1(b)(i) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the applicable ROFR Option Period, to the Selling Management Stockholder. The failure of the Company or Cypress to respond within the applicable ROFR Option Period to the Selling Management Stockholder shall be deemed to be a waiver of the Company's or Cypress's rights under Section 3.1(b)(i); provided that the Company and Cypress may each waive its rights under this Section 3.1(b)(ii) prior to the expiration of the applicable ROFR Option Period by giving written notice to the Selling Management Stockholder.

                  (c) Closing. The closing of the purchases of Offered Securities subscribed for by the Company or Cypress, as applicable, under
Section 3.1(b) shall be held at the executive office of the Company at 11:00 a.m., local time, on the 30th Business Day after the receipt of the Offering Notice pursuant to Section 3.1(a) or at such other time and place as the Company or Cypress, as applicable, and the Selling Management Stockholder may agree. At such closing, the Selling Management Stockholder shall deliver certificates representing the Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any encumbrances or liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Selling Management Stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities. The Company or Cypress, as applicable, shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by it. At such closing, the Company or Cypress, as applicable, and the Selling Management Stockholder shall execute such additional documents as are otherwise necessary or appropriate. Notwithstanding the foregoing, any closing pursuant to this Section 3.1(c) may be delayed in connection with any required HSR filing or similar filing in any jurisdiction; provided that each filing Person shall be required to seek all appropriate clearances in connection therewith as soon as possible, including seeking early approval of the proposed purchase or termination of any applicable waiting period, as applicable.

                  (d) Transfer to the Offeror. Unless the Company or Cypress elects to purchase all of the Offered Securities under Section 3.1(b), the Selling Management Stockholder may Transfer all of the Offered Securities to the Offeror on terms and conditions no less favorable to the Selling Management Stockholder than those set forth in the Offering Notice; provided, however, that such Transfer is bona fide and made pursuant to a contract entered into within 60 days after the earlier to occur of (i) the waiver by each of the Company and Cypress of its option to purchase the Offered Securities and (ii) the expiration of the Second ROFR Option Period (the "Contract Date"); and provided, further, that such Transfer shall not be consummated unless and until (A) such Offeror shall represent in writing to the Company and Cypress that it is aware of the rights and obligations of the Stockholders contained in this Agreement and (B) prior to the purchase by such Offeror of any of such Offered Securities, such Offeror shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance reasonably satisfactory to the Company confirming that the Offeror agrees to be bound by the terms of this Agreement with respect to the Shares so Transferred to the same extent applicable to the Selling Management Stockholder. If such Transfer is not consummated within 60 days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Selling Management Stockholder without again offering the same to the Company and, if applicable, Cypress, in accordance with this Section 3.1.

                  Section 3.2. Registration Rights. The Company hereby grants to the Management Stockholders (and their Permitted Transferees) the registration and other rights set forth in, and the Management Stockholders (and their Permitted Transferees) agree to comply with the terms and conditions contained in, Exhibit C hereto.

                  Section 3.3. Call Rights.

                  (a) Prior to the occurrence of the Lapse Date, upon the termination of a Management Stockholder's Employment with the Company or any of its Subsidiaries for any reason, the Company shall have the right (the "Company Call Right"), for a period of 181 days from the later of (i) the date of such termination of Employment or (ii) in the case of Shares issued upon the exercise of Share Equivalents, the date of the exercise of such Share Equivalents (the "Company Call Right Period"), to purchase from such Management Stockholder and his/her Permitted Transferees all or a portion of their Shares. Upon the expiration of the Company Call Right Period, if the Company does not exercise the Company Call Right, Cypress shall have the right (the "Cypress Call Right" and, together with the Company Call Right, the "Call Right") to purchase from such Management Stockholder and his/her Permitted Transferees all or a portion of their Shares for a period of 30 days from the expiration of the Company Call Right Period (the "Cypress Call Right Period" and, together with the Company Call Right Period, the "Call Right Period"). All references to Shares in this
Section 3.3 shall include Shares issuable upon the conversion, exchange or exercise of Share Equivalents.

                  (b) The Company or Cypress, as applicable, will exercise its rights hereunder with respect to any particular Shares by sending written notice, not later than the expiration of the applicable Call Right Period (the "Call Exercise Notice"), to the relevant Management Stockholder of its intention to purchase the Shares. The closing of the purchase shall be held at the executive office of the Company, on the 30th day after the receipt of the Call Exercise Notice or at such other time and place as the Company or Cypress, as applicable, and the relevant Management Stockholder may agree. At such closing, such Management Stockholder and his/her Permitted Transferees shall deliver certificates representing the Shares subject to the Call Right, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Shares shall be free and clear of any encumbrances or liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and such Management Stockholder and his/her Permitted Transferees shall so represent and warrant, and shall further represent and warrant that they are the sole beneficial and record owner of such Shares. The Company or Cypress, as applicable, shall deliver at the closing payment in full in immediately available funds for the Shares purchased by it. At such closing, the Company or Cypress, as applicable, and such Management Stockholder and his/her Permitted Transferees shall execute such additional documents as are otherwise necessary or appropriate. Notwithstanding the foregoing, any closing pursuant to this
Section 3.3(b) may be delayed in connection with any required Hart Scott Rodino filing or similar filing in any jurisdiction; provided that each filing Person shall be required to seek all appropriate clearances in connection therewith as soon as possible, including seeking early approval of the proposed purchase or termination of any applicable waiting period, as applicable.

                  (c) The purchase price paid pursuant to Section 3.3(b) by the Company or Cypress, as applicable, shall be (i) the Fair Market Value per share on the date of exercise of such Call Right upon the termination of a Management Stockholder's Employment under any circumstances other than for Cause; provided that with respect to the Shares held by the Management Stockholder on the date hereof and the Shares issued upon exercise of the Rollover Options, the purchase price shall be no less than the imputed price per share paid by the Company pursuant to the Merger Agreement, and (ii) the lower of the cost and the Fair Market Value per share on the date of exercise of such Call Right upon the termination of a Management Stockholder's Employment for Cause. The purchase price may be paid in cash, or, in respect of a Company Call Right, if and only to the extent the Company is prohibited from paying cash under any financing arrangement, (i) by a note payable in installments of up to five years, bearing interest at the prime rate published in The Wall Street Journal on the date of purchase or (ii) by delaying the exercise of the Company Call Right until such financing restrictions expire; provided, however, that if the Company elects to pay with a note, the Management Stockholder may elect to either accept the note or allow the Company to delay the exercise of the Company Call Right (it being understood that if the exercise of the Company Call Right is so delayed, the date of the exercise shall be the day the Company Call Right is actually exercised following such delay).

                  Section 3.4. Covenant Not to Compete; Non-Solicitation. Each Senior Manager acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Subsidiaries and accordingly agrees that, if such Senior Manager is subject to an Employment Agreement, he/she will abide by the non-competition and non-solicitation covenants contained therein which are incorporated herein by reference with respect to such Senior Manager. If no such covenants are contained in the Employment Agreement or if there is no such agreement, then each Senior Manager agrees, subject to Section 3.4(f), as follows:

                  (a) During the term of Employment by the Company or any of its Subsidiaries and for the period of time set forth on Schedule II opposite such Senior Manager's name following the date such Senior Manager ceases to be employed by the Company for any reason (the "Restricted Period"), such Senior Manager will not, whether on his/her own behalf or on behalf of or in conjunction with any Person, directly or indirectly solicit or assist in soliciting in competition with the Company or any of its Subsidiaries, the business of any client or prospective client:

                           (i) with whom such Senior Manager had personal contact or dealings on behalf of the Company or its Subsidiaries during the one year period preceding such Senior Manager's termination of Employment;

                           (ii) with whom employees reporting to such Senior Manager have had personal contact or dealings on behalf of the Company or any of its Subsidiaries during the one year immediately preceding such Senior Manager's termination of Employment; or

                           (iii) for whom such Senior Manager had direct or indirect responsibility during the one year immediately preceding such Senior Manager's termination of Employment.

                  (b) During the Restricted Period, such Senior Manager will not directly or indirectly:

                           (i) engage in any business that competes with the business of the Company or its Subsidiaries (including, without limitation, businesses which the Company or its Subsidiaries have specific plans to conduct in the future and as to which such Senior Manager is aware of such planning) in any geographic area in which the Company or its Subsidiaries conducts such business (a "Competitive Business");

                           (ii) enter the employ of, or render any services to, any Person (or any division or controlled or controlling Affiliate of any Person) who or which engages in a Competitive Business;

                           (iii)    acquire a financial interest in, or
         otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

                           (iv) interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company or any of its Subsidiaries, on the one hand, and customers, clients, suppliers partners, members or investors of the Company or its Subsidiaries, on the other hand.

                  (c) During the Restricted Period, such Senior Manager will not, whether on such Senior Manager's own behalf or on behalf of or in conjunction with any Person, directly or indirectly:

                           (i) solicit or encourage any employee of the Company or its Subsidiaries to leave the Employment of the Company or its Subsidiaries; or

                           (ii) hire any such employee who was employed by the Company or its Subsidiaries as of the date of such Senior Manager's termination of Employment with the Company or who left the Employment of the Company or its Subsidiaries coincident with, or within one year prior to, the termination of such Senior Manager's Employment with the Company (other than any such employee whose Employment with the Company is terminated by the Company without Cause).

                  (d) During the Restricted Period, such Senior Manager will not, directly or indirectly, encourage or solicit to cease to work with the Company or its Subsidiaries any consultant then under contract with the Company or its Subsidiaries.

                  (e) Notwithstanding anything to the contrary in this Agreement, any Senior Manager may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of the Company or its Subsidiaries which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Senior Manager (i) is not a controlling person of, or a member of a group which controls, such person and
(ii) does not, directly or indirectly, own 5% or more of any class of securities of such Person.

                  (f) It is expressly understood and agreed that although the Senior Managers and the Company consider the restrictions contained in this
Section 3.4 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the relevant Senior Manager, the provisions of this Agreement will not be rendered void but will be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding will not affect the enforceability of any of the other restrictions contained herein.

                  Section 3.5. Confidential Information. (a) No Management Stockholder will at any time (whether during or after such Management Stockholder's employment with the Company) (i) retain or use for the benefit, purposes or account of such Management Stockholder or any other Person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information - including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, business strategies, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approval - concerning the past, current or future business, activities and operations of the Company, its subsidiaries, Affiliates or any third party that has disclosed or provided any of same to the Company on a confidential basis ("Confidential Information") without the prior written authorization of the board of directors of the Company.

                  (b) "Confidential Information" will not include any information that is (i) generally known to the industry or the public other than as a result of such Management Stockholder's breach of this covenant or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to the Management Stockholder by a third party without breach of any confidentiality obligation; or (iii) required by law or a court of competent jurisdiction to be disclosed; provided that such Management Stockholder will give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

                  (c) Except as required by law or a court of competent jurisdiction, no Management Stockholder will disclose to anyone, other than such Management Stockholder's legal, tax and financial advisors, the existence or contents of this Agreement; provided that each Management Stockholder may disclose to any prospective future employer the provisions of Sections 3.4 and
3.5 of this Agreement, provided that they agree to maintain the confidentiality of such terms. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of transactions entered into by the Company or any of its subsidiaries and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

                  (d) Upon termination of such Management Stockholder's employment for any reason, the Management Stockholder will (i) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company or its Affiliates; (ii) immediately destroy, delete, or return to the Company, at the Company's option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in such

Management Stockholder's possession or control (including any of the foregoing stored or located in the Management Stockholder's office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company and its Affiliates, except that such Management Stockholder may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (iii) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which the Management Stockholder is or becomes aware.

                  Section 3.6. Representations and Warranties of the Management Stockholders. Each Management Stockholder represents and warrants to the Company as follows:

                  (a) Such Management Stockholder is acquiring the Shares for the Management Stockholder's own account and not with a view to distributing or reselling the Shares in any transaction that would be in violation of any federal or state securities laws.

                  (b) Such Management Stockholder understands that the Shares have not been registered under the Securities Act, or registered or qualified under the securities laws of any state, and that the Management Stockholder may not sell or otherwise transfer the Shares unless the Shares are subsequently registered under the Securities Act and registered or qualified under applicable state securities laws, or unless an exemption is available that permits the sale or transfer without such registration and qualification.

                  (c) Such Management Stockholder acknowledges that he/she has been advised that (i) a restrictive legend in the form set forth in Section
2.3 will be placed on any certificate representing the Shares and (ii) a notation will be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company's transfer agent with respect to the Shares.

                  (d) If any Shares are to be disposed of in accordance with Rule 144 under the Securities Act or otherwise, such Management Stockholder will promptly notify the Company of such intended disposition and will deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, will deliver to the Company an executed copy of any notice on Form 144 required to be filed with the Commission.

                  (e) Such Management Stockholder is as of the date hereof an employee of the Company and in such capacity has acquired at least a general understanding of the Company and its business. Such Management Stockholder has been given the opportunity to obtain any additional information or documents (and to ask questions and receive answers about such information and documents) about the Company and its business which s/he deems necessary to evaluate the merits and risks related to his/her investment in the Shares.

                  (f) In making his/her decision to invest in the Company, such Management Stockholder has relied upon independent investigations made by him/her and, to the extent believed by the Management Stockholder to be appropriate, his/her representatives, including his/her own professional, financial, tax and other advisors.

                  (g) Such Management Stockholder is able to bear the economic risk of a total loss of such Management Stockholder's investment in the Company, and such Management Stockholder has adequate means of providing for such Management Stockholder's current needs and foreseeable personal contingencies and has no need for such Management Stockholder's investment in the Shares to be liquid.

                  (h) Such Management Stockholder understands that an investment in the Company is a speculative investment which involves a high degree of risk of loss of his/her investment therein, there are substantial restrictions on the transferability of the Shares, and, on the date hereof and for an indefinite period following the date hereof, there will be no public market for the Shares and, accordingly, it may not be possible for such Management Stockholder to liquidate his/her investment in case of emergency, if at all.

                  (i) Such Management Stockholder understands and has taken cognizance of all risk factors related to the retention of the Shares, and such Management Stockholder has such knowledge and experience in financial and business matters that s/he is capable of evaluating the merits and risks of his/her purchase of the Shares as contemplated by this Agreement.

                  (j) If such Management Stockholder is resident in a community property state, such Management Stockholder's spouse, if any, has duly executed or will duly execute a Consent of Spouse, a form of which is attached hereto as Exhibit D, and such Consent of Spouse has been delivered as of the date of this Agreement, or, if later, the date such party became a party. Such Consent of Spouse was duly authorized, executed and delivered by such Spouse and effectively binds such spouse to the terms set forth therein.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  Section 4.1. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Management Stockholders in this Agreement.

                  Section 4.2. Voting Agreement.

                  (a) Each Management Stockholder and each of his/her Permitted Transferees hereby agrees that, until the Lapse Date, s/he will (i) vote all of the Shares owned or held of record by him/her, either in person or by proxy, whether at a meeting of the Company's stockholders or by executing a written consent, consistent with the vote of Cypress or as Cypress directs and
(ii) ratify, approve and adopt any and all actions adopted or approved by the board of directors of the Company.

                  (b) Until the Lapse Date, each Management Stockholder and each of his/her Permitted Transferees, in his/her capacity as a stockholder, hereby irrevocably appoints the Company or any designee of the Company the lawful agent, attorney-in-fact and proxy of such Management Stockholder and Permitted Transferees during the term of this Agreement (which proxy shall be automatically revoked without any further action on the part of such Stockholder upon the termination of this Agreement or the Lapse Date, whichever is earlier) to vote the

Shares of such Management Stockholder and Permitted Transferees in accordance with the agreement to vote Shares set forth in Section 4.2(a) of this Agreement at any meeting of the Company's stockholders. Each such Management Stockholder and Permitted Transferee intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Management Stockholder or Permitted Transferee with respect to his/her Shares.

                  (c) Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of, or with respect to, any Shares. All rights, ownership and economic benefits of and relating to the Shares of any Management Stockholder and Permitted Transferee of a Management Stockholder shall remain vested in and belong to such Management Stockholder or Permitted Transferee, and the Company shall have no authority to exercise any power or authority to direct the Management Stockholders or Permitted Transferees in the voting of any of the Shares, except as otherwise provided herein, or in the performance of the Management Stockholders' and Permitted Transferees' duties or responsibilities as stockholders of the Company.

                  Section 4.3. Employment by the Company. Nothing contained in this Agreement or any option agreement entered into by the Company and any Management Stockholder (a) obligates the Company or any Subsidiary or Affiliate of the Company to employ any Management Stockholder or his/her Permitted Transferees in any capacity whatsoever or (b) prohibits or restricts the Company (or any such Subsidiary or Affiliate) from terminating the Employment of any Management Stockholder at any time or for any reason whatsoever, with or without Cause, and each of the Management Stockholders and their Permitted Transferees hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to such Management Stockholder or Permitted Transferee concerning such person's Employment or continued Employment by the Company or any Subsidiary or Affiliate of the Company.

                  Section 4.4. Taxes. The Company will have the right to deduct from any cash payment made under this Agreement to any Management Stockholder any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

                  Section 4.5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

                  Section 4.6. No Waivers, Amendments. (a) Except as expressly set forth herein, no failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  (b) Any amendment, modification or supplement to this Agreement shall not be enforced against any party hereto unless such amendment, modification or supplement is signed by the Company and the Majority Management Stockholders, provided, however that notwithstanding the foregoing, any amendment, modification or supplement to this Agreement with respect to a matter that does not directly or indirectly adversely affect the rights of any of the Management Stockholders shall be enforceable without requiring that such amendment, modification or supplement be signed by the Majority Management Stockholders.

                  (c) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed by the party against whom the enforcement of such waiver is sought.

                  Section 4.7. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telex, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate answerback is received or, (b) if given by overnight courier or express mail service, when delivery is confirmed or, (c) if given by any other means, when delivered at the address specified in this Section 4.7. In each case, notice shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (i)      if to the Company:

                                    CPI Acquisition Corp.
                                    811 Hansen Way, Mail Stop A-028
                                    Palo Alto, California 94303
                                    Attention: Joel A. Littman
                                    Telecopier: (650) 846-3276

                                    with a copy to:

                                    The Cypress Group L.L.C.
                                    65 East 55th Street
                                    New York, New York 10022
                                    Attention: Michael F. Finley
                                    Telecopier: (212) 705-0199

                                    and

                                    Simpson Thacher & Bartlett LLP
                                    425 Lexington Avenue
                                    New York, New York 10017
                                    Attention: Marni J. Lerner
                                    Telecopier: (212) 455-2502

                           (ii)     if to Cypress:

                                    c/o The Cypress Group L.L.C.

                                    65 East 55th Street
                                    New York, New York 10022
                                    Attention: Michael F. Finley
                                    Telecopier: (212) 705-0199

                                    with a copy to:

                                    Simpson Thacher & Bartlett LLP
                                    425 Lexington Avenue
                                    New York, New York 10017
                                    Attention: Marni J. Lerner
                                    Telecopier: (212) 455-2502

                           (iii) if to a Management Stockholder, at the address for such Management Stockholder listed below such Management Stockholder's signature hereto.

                  Section 4.8. Term of Agreement. This Agreement shall terminate
(a) in full on the earlier to occur of (i) the tenth anniversary of the date hereof (provided that the registration rights in Exhibit C hereto shall survive any such termination until such time as all Management Stockholders hold no Registrable Securities) and (ii) when all Management Stockholders cease to beneficially own any Shares, and, if earlier, (b) with respect to any Management Stockholder, when such Management Stockholder ceases to beneficially own any Shares; provided that any termination pursuant to this Section 4.8 will not relieve any party for any liability arising from a breach of representation, warranty, covenant or agreement occurring prior to such termination.

                  Section 4.9. Inspection. So long as this Agreement shall be in effect, this Agreement and any amendments hereto shall be made available for inspection by any Management Stockholder at the principal offices of the Company.

                  SECTION 4.10. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. Each of the parties hereto hereby (a) submits to the jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware with respect to matters arising out of or relating hereto, (b) agrees that all claims with respect to such matters may be heard and determined in an action or proceeding in such Delaware courts, and (c) agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  Section 4.11. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  Section 4.12. Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

                  Section 4.13. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                  Section 4.14. Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

                  Section 4.15. Parties in Interest. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and Permitted Transferees. Except as expressly set forth herein, neither this Agreement nor any of their rights hereunder shall be assigned by any of the parties hereto who are not Permitted Transferees without the prior written consent of the other parties.

                  Section 4.16. Enforcement; Further Assurances. (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  (b) The parties hereto agree to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments, agreements and documents, and to do all such other acts and things, as may be required by law or as may be necessary or advisable to carry out the intent and purposes of this Agreement.

                  Section 4.17. Advice of Counsel. Each Management Stockholder and Permitted Transferee of a Management Stockholder acknowledges that, in executing this Agreement, he or she has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                              CPI ACQUISITION CORP.

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              CYPRESS MERCHANT BANKING PARTNERS
                                              II L.P.
                                              By: Cypress Associates II LLC,
                                                  as general partner

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              CYPRESS MERCHANT BANKING II C.V.
                                              By: Cypress Associates II LLC,
                                                  as managing general partner

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              CYPRESS SIDE-BY-SIDE LLC

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              55TH STREET PARTNERS II L.P.
                                              By: Cypress Associates II LLC,
                                                  as general partner

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              Joe Caldarelli

                                              __________________________________
                                              Address: _________________________
                                                       _________________________

                                              Robert Fickett

                                              __________________________________
                                              Address: _________________________
                                                       _________________________

                                              Don Coleman

                                              __________________________________
                                              Address: _________________________
                                                       _________________________

                                              Joel Littman

                                              __________________________________
                                              Address: _________________________
                                                       _________________________

                                              Mike Cheng

                                              __________________________________
                                              Address: _________________________
                                                       _________________________

                                              John Beighley

                                              __________________________________
                                              Address: _________________________
                                                       _________________________

                                                                      SCHEDULE I

                             MANAGEMENT STOCKHOLDERS

Joe Caldarelli

Robert Fickett

Don Coleman

Joel Littman

Mike Cheng

John Beighley

                                                                     SCHEDULE II

                                 SENIOR MANAGERS

Name                           Restricted Period

Joe Caldarelli                     18 months

Robert Fickett                     18 months

Don Coleman                        12 months

Joel Littman                       18 months

Mike Cheng                         12 months

John Beighley                      12 months

                                                                       EXHIBIT A

                             MANAGEMENT STOCKHOLDER
                          FORM OF AGREEMENT TO BE BOUND

                                     [DATE]

To the Parties to the
         Management Stockholders Agreement
         dated as of January __, 2004

Ladies and Gentlemen:

                  Reference is made to the Management Stockholders Agreement, dated as of January __, 2004 (as may be amended, supplemented or modified from time to time in accordance with the terms thereof, the "Management Stockholders Agreement"), among CPI Acquisition Corp., Cypress Merchant Banking Partners II L.P., Cypress Merchant Banking II C.V., 55th Street Partners II L.P., Cypress Side-by-Side LLC, and the other stockholders party thereto and each other person who shall become party to the Management Stockholders Agreement as provided therein, as the same may be subsequently modified, supplemented or amended in accordance with its terms. Capitalized terms used herein and not defined have the meanings ascribed to them in the Management Stockholders Agreement.

                  In consideration of the mutual covenants and agreements contained in the Management Stockholders Agreement, the undersigned hereby confirms and agrees that it shall be bound by all of the provisions thereof as a Management Stockholder.

                  This letter shall be construed and enforced in accordance with the laws of Delaware.

                                              Very truly yours,

                                              __________________________________
                                              [Management Stockholder]

                                                                       EXHIBIT B

                              PERMITTED TRANSFEREE
                          FORM OF AGREEMENT TO BE BOUND

                                     [DATE]

To the Parties to the
         Management Stockholders Agreement
         dated as of January __, 2004

Ladies and Gentlemen:

                  Reference is made to the Management Stockholders Agreement, dated as of January __, 2004 (as may be amended, supplemented or modified from time to time in accordance with the terms thereof, the "Management Stockholders Agreement"), among CPI Acquisition Corp., Cypress Merchant Banking Partners II L.P., Cypress Merchant Banking II C.V., 55th Street Partners II L.P., Cypress Side-by-Side LLC, and the other stockholders party thereto and each other person who shall become party to the Management Stockholders Agreement as provided therein, as the same may be subsequently modified, supplemented or amended in accordance with its terms. Capitalized terms used herein and not defined have the meanings ascribed to them in the Management Stockholders Agreement.

                  In consideration of the mutual covenants and agreements contained in the Management Stockholders Agreement, the undersigned hereby confirms and agrees that it shall be bound by all of the provisions thereof as a Permitted Transferee of [Name of Transferor].

                  This letter shall be construed and enforced in accordance with the laws of Delaware.

                                              Very truly yours,

                                              __________________________________
                                              [Permitted Transferee]

                                                                       EXHIBIT C

                               REGISTRATION RIGHTS

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.1. Definitions. Terms defined in the Management Stockholders Agreement, dated as of January __, 2004 (as may be amended, supplemented or modified from time to time in accordance with the terms thereof, the "Management Stockholders Agreement"), among CPI Acquisition Corp., Cypress Merchant Banking Partners II L.P., a Delaware limited partnership, Cypress Merchant Banking II C.V., 55th Street Partners II L.P., Cypress Side-by-Side LLC, and the stockholders listed on Schedule I thereto and each other person who shall become party to the Management Stockholders Agreement as provided therein, are used herein as therein defined. In addition, the following terms shall have the meanings ascribed to them below:

                  "Commission" means the United States Securities and Exchange Commission.

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                  "Holder" means any Management Stockholder and any Permitted Transferee of a Management Stockholder, in each case holding Registrable Securities.

                  "Indemnified Party" has the meaning set forth in Section 4.3.

                  "Indemnifying Party" has the meaning set forth in Section 4.3.

                  "Inspectors" has the meaning set forth in Section 3.1(h).

                  "Piggy-Back Registration" has the meaning set forth in Section 2.1.

                  "Records" has the meaning set forth in Section 3.1(h).

                  "Registrable Security" means any outstanding shares of Common Stock held by a Holder until (i) a registration statement covering such Common Stock has been declared effective by the Commission and such stock has been disposed of pursuant to such effective registration statement or (ii) such stock is sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act.

                  "Registration Expenses" has the meaning set forth in Section 3.2.

                  "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

                  "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

                                   ARTICLE II
                               REGISTRATION RIGHTS

                  Section 2.1. Piggy-Back Registration. If at any time following the consummation of an Initial Public Offering the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account and/or for the account of any of its security holders of any common stock (other than (i) a registration statement on Form S-4 (or F-4) or S-8 (or any substitute form that may be adopted by the Commission) or (ii) a registration statement filed in connection with an exchange offer or an offering of securities solely to the Company's existing securityholders), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 15 days before the anticipated filing date), and such notice shall identify the anticipated filing date and offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof and shall be delivered to the Company at least two days prior to the anticipated filing date) (a "Piggy-Back Registration"). The Company shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.1 by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that, in such event, the Company shall reimburse Holders requested to be included in such Piggy-Back Registration for all Registration Expenses (including reasonable counsel fees and expenses) incurred prior to such withdrawal.

                  Section 2.2. Reduction of Offering. Notwithstanding anything contained herein, if the managing Underwriter(s) of an offering described in
Section 2.1 determine that the offering that the Holders, the Company and/or such other Persons intend to make is such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then the Company shall include in such registration:
(i) first, the shares, if any, proposed to be registered by the Company for its own account or for the account of a holder exercising "demand registration rights"; and (ii) second, an amount of securities requested to be included in such registration (including pursuant to Section 2.1) by the holders exercising "piggy-back registration rights" (such amount to be allocated among such holders in proportion to the number of shares of Common Stock held by such holders). Holders may not sell shares in a Public Offering if the managing Underwriter(s) determine in their reasonable business judgment that such participation will have an adverse impact on such Public Offering. Notwithstanding any provision in this Agreement to the contrary, no Holder may exercise piggyback registration rights to the extent it would otherwise result in the sale by him or her, on a cumulative basis taking into account all prior sales, of a greater percentage of the Common Stock that has ever been held by him than the percentage sold by Cypress. The Holders agree that they will not sell any shares in an Initial Public Offering.

                                  ARTICLE III
                             REGISTRATION PROCEDURES

                  Section 3.1. Filings; Information. Whenever the Holders have requested that any Registrable Securities be registered pursuant to this agreement, the Company will use its reasonable efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

                  (a) The Company will as expeditiously as practicable prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof (it being understood that the Company shall use Form S-3 (or any replacement form) if such form is then available), and use its commercially reasonable efforts to cause such filed registration statement to become effective.

                  (b) The Company will prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Selling Holder or Selling Holders thereof set forth in such registration statement.

                  (c) The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder, counsel representing any Selling Holders, and each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by the foregoing within 5 Business Days after delivery, and thereafter furnish to such Selling Holder, counsel and Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

                  (d) After the filing of the registration statement, the Company will promptly notify each Selling Holder covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (e) The Company will use its commercially reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States and such other jurisdictions as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and (ii) cause such

Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                  (f) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly make available to each Selling Holder any such supplement or amendment.

                  (g) The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the intended plan of distribution of the Selling Holders.

                  (h) The Company will deliver promptly to each Selling Holder of such Registrable Securities and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the Company and its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to perform a reasonable and customary due diligence investigation, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the

Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. Each Selling Holder of such Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                  (i)      The Company will furnish to each Underwriter, if any,
(i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the managing Underwriter, if any, therefor reasonably requests.

                  (j) The Company will use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                  (k) The Company will use its commercially reasonable efforts (a) to cause all such Registrable Securities to be listed on a national securities exchange (if such shares are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange or (b) to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD.

                  (l) The Company will appoint a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

                  The Company may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

                  Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(f) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(f) hereof, and, if so directed by the Company such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the

Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(f) hereof to the date when the Company shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(f) hereof.

                  Section 3.2. Registration Expenses. In connection with any registration statement filed pursuant to Section 2.1, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the "Registration Expenses"): (i) all registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties),
(v) fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and not more than one counsel for the Selling Holders, as may be chosen by a majority of the Selling Holders, and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.1(i) hereof) and (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.

                                   ARTICLE IV
                        INDEMNIFICATION AND CONTRIBUTION

                  Section 4.1. Indemnification by the Company. To the fullest extent permitted by law, the Company agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors, employees and agents, and each person, if any, who controls such Selling Holder within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Common Stock) to which such Selling Holder, officer, director, employee or agent or controlling Person may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus or final prospectus or any amendment or supplement thereto relating to the Registrable Securities or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Selling Holder and each such officer, director, employee, agent and controlling Person for any legal and other expenses reasonably incurred by that Selling Holder, officer, director, employee, agent or controlling Person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, except insofar as the same are contained in any information furnished in writing to the Company by such Selling Holder expressly for use therein; provided, however, that the Company shall not be liable to any

Selling Holder or such Person's directors, officers, agents or controlling Persons, in any such case for any such loss, claim, damage or liability to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in conformity with written information relating to such Selling Holder furnished to the Company by such Selling Holder expressly for inclusion therein in connection with such registration; and, provided, further, that as to any preliminary prospectus or any final prospectus, this indemnity agreement shall not inure to the benefit of any Selling Holder or such Person's directors, officers, agents or controlling Persons, on account of any loss, claim, damage or liability arising from the sale of Registrable Securities to any Person by such Selling Holder if such Selling Holder or its representatives failed to send or give a copy of the final prospectus or a prospectus supplement, as the case may be (excluding documents incorporated by reference therein), as the same may be amended or supplemented, to that Person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus or final prospectus was corrected in the final prospectus or such prospectus supplement, as the case may be (excluding documents incorporated by reference therein), unless such failure resulted from the non-compliance by the Company with Section 3.1(f). The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1. The indemnities provided by this Section 4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or Underwriter.

                  Section 4.2. Indemnification by Holders of Registrable Securities. To the fullest extent permitted by law, each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company its officers, directors and agents and each Person, if any, who controls the Company within the meaning of the Securities Act to the same extent as the indemnity from the Company to such Selling Holder pursuant to clauses (i) and (ii) of
Section 4.1, but only with reference to information related to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus; provided that the obligation to indemnify will be individual to each Selling Holder and will be limited to the net amount of proceeds received by such Selling Holder from the sale of Registrable Securities pursuant to such Registration Statement. Each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2, subject to the proviso in the first sentence of this Section 4.2. Notwithstanding the foregoing, the indemnity set forth in this
Section 4.2, shall not apply to amounts paid in settlements effected without the consent of such Selling Holder (which consent shall not be unreasonably withheld or delayed).

                  Section 4.3. Conduct of Indemnification Proceedings. Promptly after receipt by any person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person against whom such indemnity may be sought (an "Indemnifying Party") notify the Indemnifying Party in writing of the claim or the commencement of such action, provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.1 or 4.2, except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or
(ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

                  Section 4.4. Contribution. If the indemnification provided for in this Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (i) as between the Company and the Selling Holders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the

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                                                                             C=9

Company and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the Underwriters. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Selling Holder's obligations to contribute pursuant to this Section 4.4 are several in proportion to the proceeds of the offering received by such Selling Holder and not joint.

                                    ARTICLE V
                                  MISCELLANEOUS

                  Section 5.1 Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights.

                  Section 5.2. Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time

                                       9
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                                                                            C-10

to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  Section 5.3. Holdback Agreements. If any registration hereunder shall be in connection with an underwritten public offering, each Holder of Registrable Securities agrees not to effect any sale or distribution of the securities being registered or of a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during (i) the 180-day period beginning on the consummation of the Initial Public Offering, unless the investment banks or underwriters managing the public offering otherwise agree, and (ii) the 90-day period beginning on, the effective date of any other public offering to be underwritten on a firm commitment basis (except as part of such underwritten registration), unless the investment banks or underwriters managing the public offering otherwise agree.

                  Section 5.4. Other Registration Rights. Notwithstanding anything contained in this agreement or the Management Stockholders Agreement to the contrary, no provision herein or therein shall be interpreted to limit (i) the right of the Company to grant Cypress or any other Person any right of registration in respect of any securities of the Company (provided, however, that the Company shall not enter into any agreement with respect to the Registrable Securities which would prevent the Company from complying with its obligations under this Agreement or (ii) the number of times the Company may grant any such right of registration under the Securities Act to any Person (including Cypress).

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                                                                       EXHIBIT D

                            FORM OF CONSENT OF SPOUSE

                  Reference is made to the Management Stockholders Agreement, signed by _________________ (the "Management Stockholder") and dated January __, 2004 (the "Management Stockholders Agreement"), among CPI Acquisition Corp., Cypress Merchant Banking Partners II L.P., Cypress Merchant Banking II C.V., 55th Street Partners II L.P., Cypress Side-by-Side LLC, and the stockholders listed on Schedule I thereto and each other person who shall become party to the Management Stockholders Agreement as provided therein, as the same may be subsequently modified, supplemented or amended in accordance with its terms. Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Management Stockholders Agreement.

                  The undersigned is the spouse of the Management Stockholder and hereby acknowledges that s/he has read the attached Management Stockholders Agreement and knows its content. The undersigned is aware that by its provisions, his/her spouse agrees to sell all or a portion of his/her Shares, whether now owned or later acquired through the exercise of stock options or otherwise, including his/her community property interest therein, if any, upon the occurrence of certain events. The undersigned hereby consents to the sale, approves the provisions of the Management Stockholders Agreement, and agrees that those securities and his/her interest in them, if any, are subject to the provisions of the Management Stockholders Agreement and that s/he will take no action at any time to hinder operation of the Management Stockholders Agreement on those securities or his/her interest, if any, in them, and, to the extent required, will take any further action that is necessary to effectuate the provisions of the Management Stockholders Agreement.

                                              __________________________________
                                              Name